CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


CONFIDENTIAL                                                      EXHIBIT  10.10

                                                                  EXECUTION COPY









                             SUPPLEMENTAL AGREEMENT
                                     TO THE
                         AGREEMENT DATED JUNE 11, 1998
                                      FOR
                 DEVELOPMENT, DISTRIBUTION AND LICENSING OF TMA
                                    PRODUCTS


                           DATED AS OF APRIL 2, 2001














Execution Copy of Development,
Distribution and Licensing Agreement

                             SUPPLEMENTAL AGREEMENT
                                     TO THE
                         AGREEMENT DATED JUNE 11, 1998
                                      FOR
            DEVELOPMENT, DISTRIBUTION AND LICENSING OF TMA PRODUCTS

THIS SUPPLEMENTAL AGREEMENT made as of April 2nd, 2001 (this "Agreement") by and between GEN-PROBE INCORPORATED, a Delaware corporation having its principal place of business at 10210 Genetic Center Drive, San Diego, California 92121 (hereinafter called "Gen-Probe") and BAYER CORPORATION, an Indiana corporation, acting through its Business Group Diagnostics with its principal place of business at 511 Benedict Avenue, Tarrytown, New York, U.S.A. 10591 and an address for purposes of this Agreement at 4560 Horton Street, Emeryville, CA 94608 (hereinafter called "Bayer").
                                  WITNESSETH:
WHEREAS, Gen-Probe and Chiron Corporation entered into an Agreement dated June 11, 1998 (such agreement, as heretofore amended and supplemented by the documents referenced in Section 14.01 of this Agreement, being referred to herein as the "Basic Agreement") relating to the development, distribution and licensing of certain nucleic acid probe assays and related instruments for use in Blood Screening Field and in the Clinical Diagnostic Field; and
WHEREAS, Chiron Corporation, with the consent of Gen-Probe, has assigned all of its rights and obligations with respect to the Clinical Diagnostic Field, Clinical Diagnostic Assays and Clinical Diagnostic Instrument to Bayer; and WHEREAS, the Parties now wish to agree upon details of performance under the Basic Agreement that were not covered in the Basic Agreement, to clarify matters which may not have been clearly stated in the Basic Agreement, and to modify the Agreement as necessary to facilitate the successful distribution of Products for the benefits of both Parties;
NOW, THEREFORE, the Parties hereto agree as follows:

ARTICLE I.     DEFINITIONS
For the purpose of this Agreement, capitalized terms used herein without definition shall have the meanings assigned thereto in the Basic Agreement. In addition, the following terms shall have the respective meanings set forth below.

1.01 "Assay" shall mean a Clinical Diagnostic Assay as defined in the Basic Agreement and as to which Bayer holds exclusive or co-exclusive distribution rights.

1.02 "Instrument" shall mean a Clinical Diagnostic Instrument as defined in the Basic Agreement.

1.03 "Non-Commercial Use Price" means, as to any Clinical Diagnostic Assay, the price established pursuant to Section 6.10 of the Basic Agreement for purchases for the purposes specified in such Section.

Execution Copy of Development,                                  April 2, 2001
Distribution and Licensing Agreement                                   Page 2

CONFIDENTIAL


1.04 "Products" means all Assays, Instruments, and related items to be supplied by Gen-Probe to Bayer hereunder, including without limitation spare parts for Instruments, as set forth in Exhibit A to this Agreement.

1.05 "Release" means a software update which corrects problems in prior software versions.

1.06 "Specifications" means as to each Product the specifications of the Product set forth in the product requirements document and any further or additional specifications included in the Product label or package insert.

1.07 "Version" means a software edition comprising new or modified software functions.


ARTICLE II.    PRODUCTS, PRICES, SPECIFICATIONS AND QUALITY
               ASSURANCE

2.01 Products and Prices. Attached hereto as Exhibit A-1 is a list of Products that will be available for purchase by Bayer upon the release for sale of the Initial Clinical Diagnostic Assay for the qualitative detection of HCV (HCV QLT TMA Assay)(the "Initial Products"). Exhibit A-1 includes the Transfer Price of each Product when purchased for resale and the Non-Commercial Use Price. Prices are determined and subject to adjustment as provided in the Basic Agreement and where based on Manufacturing Cost are subject to audit as provided in the Basic Agreement. Prior to the release for sale of any new Assay or Instrument ("Additional Products"), the Parties shall agree upon and add to this Agreement additional Exhibits A-2, A-3, etc., providing the equivalent information with respect to such Additional Products. Any changes to the transfer price of the Initial Products or the Initial Clinical Diagnostic Assay for the qualitative detection of HIV will be made pursuant to sections 1.58.4 and 1.58.5 of the Basic Agreement. The Parties shall promptly execute an updated Exhibit A to reflect the amount of the adjusted Transfer Price(s).

2.02 Specifications. The Specifications for the Initial Products are set forth in the product requirements document. Gen-Probe may not make changes to
      (i) the specifications of any Product if these changes affect the fit, form, or function of any instrument or part thereof or the performance, stability, reliability or safety of any Assay component or (ii) final release specifications identified in Exhibit B without the prior written approval of the changes by Bayer QA. Gen-Probe will provide requests for change, with any required supporting information, to Bayer 90 days prior to implementation. Bayer will not unreasonably withhold approval of requested changes. Bayer will make a reasonable effort to respond to requests for changes made with less than 90 days notice.




Execution Copy of Development,                                     April 2, 2001
Distribution and Licensing Agreement                                      Page 3

CONFIDENTIAL

2.03 Dating. All Products sold to Bayer shall have a remaining shelf life of at least nine (9) months. Parties may mutually agree to accept material with less than nine (9) months dating.

2.04 Quality Assurance. Gen-Probe shall manufacture (or have manufactured by its subcontractors) all Products in accordance with the applicable Specifications and all applicable regulatory requirements. To confirm compliance with the Specifications and Quality Assurance Policy, Gen-Probe will provide Certificates of Compliances and Certificates of Analysis, as applicable. The forms and information to be provided will be mutually agreed by the Parties for each Product. Gen-Probe will hold retention samples as requested by Bayer for each production lot manufactured under this Agreement. Bayer shall purchase any Products requested as retention samples in excess of two (2) units per production lot at the Non-Commercial Use Price. Gen-Probe will retain any material required by the FDA at Gen-Probe's expense. Bayer's incoming inspection and test procedures, where needed, will be proposed by Bayer and be subject to the agreement of Gen-Probe, such agreement not to be unreasonably withheld or delayed.

2.05 Packaging. The Specifications for packaging of each Initial Product are set forth in the product requirements document. Gen-Probe will be responsible for all loss of, or damage to, any Products resulting from failure to comply with the packaging specifications.

2.06 Labels and Package Inserts. A list of labels and package inserts with current revision for the Initial Products are attached hereto as Exhibit B-1. Prior to the release for sale of any Additional Products, the Parties shall agree upon and add to this Agreement additional Exhibits B-2, B-3, etc., providing the equivalent information with respect to such Additional Products. Material copy and specifications will be mutually agreed upon between the Parties. Artworks labels and package inserts will be prepared by Bayer and jointly approved by both Bayer and Gen-Probe. The approved electronic art will then be forward to Gen-Probe who will be responsible for printing and inventory. No change shall be made to any label or package insert without the consent of both Parties, which shall not be unreasonably withheld or delayed. Any changes to the labels or inserts will be made only by mutual agreement and, if initiated by Bayer, will be at Bayer's expense, including reimbursement to Gen-Probe for any unused Bayer Labeling in Gen-Probe inventory.

2.07 Documentation. Gen-Probe will provide information required by Bayer to generate and maintain customer and service documentation. Gen-Probe proprietary information will not be disclosed to customers except upon mutual agreement of the Parties. Exhibit C identifies information authorized to be disclosed as of the date thereof and describes to whom and in what form such disclosure may be made. For manuals, material copy and specifications will be

Execution Copy of Development,                                     April 2, 2001
Distribution and Licensing Agreement                                      Page 4

CONFIDENTIAL

      mutually agreed upon between the Parties. Artwork for manuals will be prepared by Bayer and jointly approved by both Bayer and Gen-Probe. The approved electronic art will then be forwarded to Gen-Probe who will be responsible for having manuals printed and placed into inventory. Any changes to the manuals will be made only by mutual agreement and, if initiated by Bayer, will be at Bayer's expense. Additionally, Gen-Probe will provide information to Bayer required to generate Material Safety Data Sheets (MSDS). The information to be disclosed to customers will be agreed upon between the Parties. Bayer will generate the MSDS and an electronic copy of each MSDS will be provided to Gen-Probe for review.


ARTICLE III.   OPERATIONAL MATTERS, FORECASTING, ORDERING AND SHIPPING


3.01 Aggregation of IVD, IUO and ASR Versions. Each Clinical Diagnostic Assay may be available in IVD, IUO and ASR versions. For purposes of Product forecasting, under Section 6.3.1 of the Agreement, forecasts for months six (6) through twelve (12) of any forecast may aggregate the forecast amounts for all three versions of any Clinical Diagnostic Assay, while forecasts for months one through five shall specify the amounts of each such assay to be labeled for IVD, IUO and ASR respectively. With the exception of the Initial Clinical Diagnostic Assay for the qualitative detection of HCV, Bayer's Purchase Obligation for each product will be pursuant to Sections 6.3.2 and 6.3.3 of the original Agreement. For the Initial Clinical Diagnostic Assay for the qualitative detection of HCV Bayer will issue a binding purchase order on a quarterly basis and no later that 60 days prior to the start of each quarter. Bayer may also issue additional firm purchase orders for products and Gen-Probe agrees to make commercially reasonable efforts to fill such orders but will not be in breach of this Agreement due to failure to fill such orders despite such efforts. For all Assays, each order should be for a minimum of 50,000 tests once the product has been on the market for 12-18 months, unless otherwise agreed between the Parties. Bayer may change the quantity of the forecast on a monthly basis, but cannot change the quantity of a firm order pursuant to the Basic Agreement.

3.02 Items Not Subject to Forecast Requirements. The spare parts, consumables and other products identified in Exhibit D shall not be subject to the forecast and ordering provisions of the agreement, but will be shipped by Gen-Probe within the lead time specified for each such item in Exhibit D. These routine lead times will not apply to emergency spare part orders for instrumentation, which Gen-Probe will use best efforts to ship the same day or no later than 24 hours from receipt of the spare part by Gen-Probe.





Execution Copy of Development,                                     April 2, 2001
Distribution and Licensing Agreement                                      Page 5

CONFIDENTIAL

3.03 Warehousing and Shipping. Gen-Probe will hold available warehousing space for Products which have been purchased by Bayer sufficient to meet the requirements set forth in Exhibit E. The Exhibit E may be amended from time to time by mutual agreement. Gen-Probe will manage Product inventory and order fulfillment for shipments to Bayer's customers using the Bayer CENSYS system. Bayer will install and maintain, at Gen-Probe, a computer terminal for this purpose and will train Gen-Probe personnel in the use of this system. Bayer shall issue shipping orders for reagents, software and consumables by the required shipment date through CENSYS. Gen-Probe shall pack and ship the product as defined in Gen-Probe Document 15-01-05-003 ("Bayer Shipment Procedure"), provided such shipments are in accordance with all post COCOM regulations. Gen-Probe will make reasonable best efforts to fill orders by required delivery date. Gen-Probe will give special notice to emergency service part orders for same-day shipment, or no later than 24 hours from receipt, if the requested spare parts are in stock. Gen-Probe will use Bayer's Carrier account for freight charges. The costs payable by Bayer for Gen-Probe's performance of warehousing and order fulfillment services shall be as set forth in Exhibit E. In addition, Bayer will be responsible for all shipping and insurance costs of outbound freight.

3.04 Deviation Release. Gen-Probe will not release any product that deviates from (i) the manufacturing procedures if such deviations would reasonably be expected to affect the fit, form, or function of any Instrument or part thereof or the performance, stability, reliability or safety of any Assay component or (ii) final release specifications identified in Exhibit B without the prior written approval by Bayer QA. Bayer will not unreasonably withhold approval of requested deviations. Gen-Probe will provide written notice of such deviation in a timely manner. The written notice will include a description of the deviation, the expected impact of the deviation, and a plan for corrective and preventative action. Bayer will respond to such notices in a timely manner.

ARTICLE IV.    MANUFACTURING CHANGES

4.01 Gen-Probe may not make changes to manufacturing procedures or to any Product (Assay component, Instrument, or software) if these changes would reasonably be expected to alter the form, fit, or function of any Instrument or part thereof or the performance, product stability, reliability or safety of any Assay component, without the prior written approval of the changes by Bayer QA. Gen-Probe will provide requests for such changes, with any required supporting information, to Bayer 90 days prior to implementation. Bayer will not unreasonably withhold approval of requested changes. Bayer will make a reasonable effort to respond to requests for changes made with less than 90 days notice.

Execution Copy of Development,                                     April 2, 2001
Distribution and Licensing Agreement                                      Page 6

CONFIDENTIAL


ARTICLE V.     SERVICE AND WARRANTY OBLIGATIONS

5.01 Reagents, Consumables and Software. Bayer shall provide its customers with prompt and proper installation, service and maintenance for Products at its own expense and responsibility. Bayer will provide first-level technical support from its branches and second-level technical support from Bayer's designated facility at its own cost and expense to provide the aforementioned services, if it is able to do so. Communication to customers will be by Bayer. Upon review of first and second level support documentation, Gen-Probe will provide third-level technical support from its facilities for the Products at its own cost and expense, as reasonably required for purposes of this Agreement. Such third-level technical support will include, without limitation, communications to answer customer inquiries through Bayer regarding information, interpretation of results, problems and complaints that cannot be answered or resolved by Bayer. Gen-Probe will respond to technical inquiries within 24 hours of receipt. All customer communications will be coordinated through Bayer. Upon determination that any Products, other than Instruments, are defective within the applicable dating of such Products, Gen-Probe shall provide replacement products at no charge. For purposes of providing service hereunder, Bayer and Gen-Probe agree to maintain appropriate service facilities, including reasonable number of qualified persons acquainted with the installation and maintenance of Products.

5.02 Instruments. Bayer shall provide its customers with prompt and proper installation, service and maintenance for Instruments at its own expense and responsibility. Gen-Probe shall pass through all Instrument warranties that it receives from the Instrument manufacturer. Bayer shall have the right to directly negotiate warranty agreements with the suppliers of instruments or parts.

5.03 Spare Parts. Spare parts will have the original manufacturers warranty. Gen-Probe will ship all spare parts to Bayer by the required ship date. Reasonable best efforts will be made to fill emergency spare part orders. Bayer will purchase spare parts from Gen-Probe. In the event that Gen-Probe cannot supply spares within the required lead-time, or cannot supply spare parts to fill emergency orders, Bayer will have the right to purchase directly from the suppliers.

5.04 Out of Warranty Parts. Bayer may repair or refurbish spare parts of Products that are out of warranty. In such cases, Gen-Probe assumes no risk and shall not be subject to any liability. However, Gen-Probe shall render product design prints information, where available, to allow Bayer to accomplish the foregoing.







Execution Copy of Development,                                     April 2, 2001
Distribution and Licensing Agreement                                      Page 7

CONFIDENTIAL

5.05 Service Documentation. Gen-Probe shall furnish Bayer with a draft of documentation in English, necessary or useful for installation, operation, service and repair of Products. This shall include all software including, but not limited to, Gen-Probe's applications software, diagnostic and test programs required for performance and specification compliance. Bayer shall make derivative works from such documentation and reproduce and distribute the documentation. Material copy and specifications will be controlled by Bayer. Bayer will notify Gen-Probe of modification to materials, which are subject to regulatory review.

ARTICLE VI. COMPLAINTS AND RECALLS

6.01 Complaints. Each party will promptly provide to the other, relevant information from all significant consumer complaints received by such party that are relevant to the performance, reliability or safety of the Products or any substantially identical product that Gen-Probe sells. Gen-Probe and Bayer will cooperate in investigating such complaints in accordance with FDA regulations and applicable international standards. Further, each party will notify the other in writing, within 48 hours, of any other matter affecting the Products or any substantially identical product Gen-Probe sells that may reasonably: (a) be construed as a safety or performance problem, (b) cause any FDA or similar governmental action, or (c) adversely affect Bayer's marketing of the Products. Gen-Probe will acknowledge complaints within 24 hours (provided that such period includes one working day) from receipt of Bayer's advice of a complaint. Complaints received from Bayer by Gen-Probe's standard operating procedure document, SOP #23-01 (customer complaint procedure). Bayer will communicate complaints to Gen-Probe through the call handling scheme summarized in Exhibit F.

6.02 Product Recalls. Bayer will, prior to implementation, notify Gen-Probe's regulatory affairs department of any intended market correction or removal action, as defined in 21 CFR 806 or 21 CFR 7 or similar market corrective action affecting the Products, to enable Gen-Probe to consider any appropriate market corrective actions for the Product(s). Gen-Probe and Bayer will mutually agree on the appropriate course of action associated with any such market corrections or removal actions of Product from the Market. Gen-Probe shall, prior to implementation, notify Bayer of any recall or similar action of product similar or related to those manufactured for Bayer. In the event such market recall is caused solely by the failure of the product to meet specifications or product claims, Gen-Probe will provide replacement Product(s), at its expense, for those Product(s) being recalled. Further, Gen-Probe will, at its expense, reasonably cooperate with Bayer concerning all market recalls and Medical Device Reporting ("MDR") requirements of Bayer.

Execution Copy of Development,                                     April 2, 2001
Distribution and Licensing Agreement                                      Page 8

CONFIDENTIAL

6.03 Product Performance Data. Bayer and Gen-Probe shall furnish each other, from time to time, with their customary service and reliability data, statistics and analyses relating to failure rates, failure mechanisms and repair time of Products, based on each party's respective experience.

ARTICLE VII.   SOFTWARE

7.01 Systems Covered. Gen-Probe shall cooperate with Bayer to enable Bayer to understand the following four software systems in detail, their functions, and their operation:

     (a)  Instrument Control and Instrument Diagnostic Software
     (b)  User Interface Software
     (c)  Data Management Software
     (d)  Laboratory Information System Interface Software

     Any modification in the software shall be made by Gen-Probe.

7.02 New Releases. Gen-Probe shall provide regular releases of software to Bayer at an interval to be determined by both Gen-Probe and Bayer, when a sufficient number of "bugs" or problems exist to warrant the Release. Bayer shall provide to Gen-Probe documentation on all identified anomalies and an indication of the degree of urgency to fix the problem. Gen-Probe is to communicate, on a monthly basis, the status of identified "bugs" and the projected correction time and/or if "work-arounds" or patches are available. Each Release shall include a list of all corrected anomalies in the software.

7.03 New Versions. From time to time, Bayer may request new Versions of software (any of the four defined in Paragraph 7.01, above). New Versions are to be jointly defined by Gen-Probe and Bayer in a mutually agreeable time frame. Each Version must be accompanied by an updated software specification. The price for new versions of software will be negotiated and agreed upon by both Parties.

7.04 Ongoing Support. Gen-Probe agrees that during the term hereof and for six
     (6) months after the sale to Bayer of the last Products, it shall either equip Bayer to, or shall itself respond immediately to, the detection by Bayer of "fatal software flaws", which are herein agreed to mean major "bugs" or problems in the software which result in the generation of incorrect results. This clause shall survive the termination or expiration of this Agreement.

7.05 Software Media. Gen-Probe will provide software, which can be pre-loaded onto new CPUs or loaded by Bayer onto existing CPUs located at customer sites.

7.06 Documentation. Gen-Probe will provide the following software documentation:



Execution Copy of Development,                                     April 2, 2001
Distribution and Licensing Agreement                                      Page 9

CONFIDENTIAL


               User's guide
               Installation protocols
               Validation protocols and reports

7.07 Bayer Rights. Bayer will have exclusive rights to those specific elements of the software modules created or modified for its specific use and that were funded directly by Bayer.


ARTICLE VIII.  REGULATORY APPROVALS


8.01 Initial Approvals. Gen-Probe, at its expense, shall make its Commercially Reasonable Efforts to obtain all licenses or approvals required for the marketing, sales or use of Instruments, and the Initial Products, each as previously agreed upon in the Basic Agreement.

8.02 Changes in Regulatory Requirements. Whenever, because of changes in regulatory agencies or regulations outside of the United States, any additional or different requirements are imposed regarding the marketing, sales, use or manufacture of Products or in the Products, themselves, Bayer, at its expense, shall make its reasonable best effort to comply with the said requirements regarding the marketing, sales or use of Products, and Gen-Probe at its expense shall use its reasonable best efforts to comply with said requirements regarding the manufacture of the Products or with respect to the Products, themselves. Gen-Probe and Bayer will mutually work to comply with the European in-vitro diagnostics (IVD) directive. Gen-Probe will provide to Bayer appropriate information required for submissions to notified bodies in order to meet IVD directive requirements.

8.03 UL and CE Approval. Gen-Probe will make necessary changes to obtain and will obtain Instrument approvals, as required in the product requirements document in a timely manner. Gen-Probe will be responsible for any retesting necessary caused by changes in product through its life cycle that impact the approval status. Bayer has the rights to review Gen-Probe records and have certificate of compliance on record. Bayer will be responsible for the cost to obtain approvals for changes to instrumentation requested by Bayer.

8.04 Gen-Probe shall export the Products after authorization is obtained from appropriate governmental authorities, if such authorization is necessary.







Execution Copy of Development,                                     April 2, 2001
Distribution and Licensing Agreement                                     Page 10

CONFIDENTIAL

ARTICLE IX.    INSPECTION AND REGULATORY REQUIREMENTS

9.01 Product Inspections. Bayer, at its option, shall have the right to source inspect any and all Products at Gen-Probe's facility(s) prior to shipment by Gen-Probe to insure conformity to mutually agreed upon acceptance criteria, written specifications, test requirements, or other mutually agreed upon acceptance criteria. In addition, Gen-Probe will provide Bayer with detailed product test and release data for the first five (5) distinct kit lots eligible for sale and distribution. Delivery of each lot will be held until Bayer has conveyed release approval to Gen-Probe. After receipt by Bayer of the agreed upon product certificate of analysis, if Bayer has not rejected a lot within two weeks of notification, the lot will be released to Bayer's quarantined inventory.

9.02 QC and Testing. Gen-Probe will be responsible for administering and monitoring the stability testing program for all product/package configuration manufactured for Bayer. Results of the stability may be reviewed by Bayer during regularly scheduled audits. Summary results of stability studies will be provided to Bayer upon release of each product and when any changes in stability claims are made.

9.03 QSR and ISO Compliance. Gen-Probe shall be in compliance with United States' Quality System Regulations (QSRs) and International Standards Organization (ISO) requirements. Gen-Probe and Bayer shall co-operate in meeting requirements of the guidelines published by the United States Food and Drug Administration (FDA), ISO and other U.S. and non-U.S. governmental regulatory agencies. Gen-Probe and Bayer shall use their best efforts to answer specific questions relating to quality assurance, as soon as possible, upon either company's receipt of such questions.

9.04 Facilities Visits. Bayer shall have the right during normal business hours to visit Gen-Probe facilities (or subcontractor's facilities) to conduct quality audits, evaluations and review the performance of Gen-Probe's obligations under this Agreement. Bayer shall also have the right to meet with Gen-Probe's personnel and review development, production, process, and quality records relevant to the subject matter in this Agreement, subject to the confidentiality provisions of the Basic Agreement.
      Bayer shall provide reasonable notice to Gen-Probe prior to each such visit. Bayer will not copy records without Gen-Probe agreement. Gen-Probe's agreement regarding copying will not be unreasonably withheld.

Execution Copy of Development,                                     April 2, 2001
Distribution and Licensing Agreement                                     Page 11

CONFIDENTIAL

ARTICLE X.   TRAINING

10.01 Gen-Probe will provide initial training to Bayer personnel on the operation, installation, maintenance and repair of Products. Gen-Probe will also provide updated training when modifications are made to Products. If such modifications are request by Bayer, then Bayer shall pay for the updated training. The training will be sufficient in scope and detail to permit Bayer to effectively operate, install, maintain, and repair Products and to teach the same to others. Each party shall bear its own costs incurred by the training.

ARTICLE XI.   MISCELLANEOUS

11.01 Entire Agreement. This Agreement, together with the Basic Agreement (including the handwritten addition of the words "Initial Blood Screening Assays, Initial Clinical Diagnostics Assays" to the end of the second line of Section 9.6, a copy of the relevant page showing such addition and signed by the representatives of each party having been transmitted by facsimile from H. Nordhoff of Gen-Probe to C. Montante of Chiron on June 30, 1998, the letter dated June 11, 1998 from Henry L. Nordhoff of Gen-Probe to Sean Lance of Chiron, the Addendum to the Agreement dated June 26, 1998, the letter dated June 30, 1998 from Sean Lance of Chiron to Henry L. Nordhoff of Gen-Probe, and the Consent as to fulfillment of Conditions Precedent dated June 30, 1998, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supercedes all prior express or implied agreements or understandings, either written or oral. Except as expressly amended by this Agreement, the Basic Agreement remains in full force and effect, subject to the assignment to Bayer of the rights of Chiron Corporation under the Clinical Diagnostic portions of the Agreements. In the event of conflict between the terms of the Basic Agreement and this Agreement, the terms of this Agreement shall prevail.



Execution Copy of Development,                                     April 2, 2001
Distribution and Licensing Agreement                                      Page 9

CONFIDENTIAL



IN WITNESS WHEREOF, the parties have caused their respective duly authorized representative to sign this Agreement in counterparts on the day first above written.

BAYER CORPORATION, Business                   GEN-PROBE INCORPORATED
 Group Diagnostics


By: /s/ Peter C. Knueppel                     By: /s/ Henry L Nordhoff
   ------------------------------                ------------------------------

Name: Peter C. Knueppel                       Name: Henry L Nordhoff
     ----------------------------                  ----------------------------

Title: Vice President                         Title: CEO and President
       Nucleic Acid Diagnostics
      ---------------------------                   ---------------------------

Date: April 2, 2001                           Date: April 19, 2001
     ----------------------------                  ----------------------------















Execution Copy of Development,                                     April 2, 2001
Distribution and Licensing Agreement                                     Page 13

CONFIDENTIAL


LIST OF EXHIBITS

EXHIBIT A-1         Initial Products Price and Part Number List
EXHIBIT B-1         Revision of Specs and Labels for Initial Products
EXHIBIT C           Information for Disclosure to Customers
     Attachment 1   HCV TMA Amplification
     Attachment 2   Rationale for Acceptable Temperature Range in the Detection
                    Step of the DKA HIV/HCA Assay
EXHIBIT D           Order Lead Times for Spare Parts and Consumables
EXHIBIT E           Warehousing Space Description and Cost of Space and Services
EXHIBIT F           Gen-Probe/Bayer Call Handling Scheme














Execution Copy of Development,                                     April 2, 2001
Distribution and Licensing Agreement                                     Page 14

                                  EXHIBIT A-1

                                    REAGENTS



                                     [***]





***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  EXHIBIT A-1

                           INSTRUMENTS & ANCILLARIES


[2 Pages of Instruments and Ancillaries Deleted Pursuant to Confidential Treatment Request]

                                  EXHIBIT A-1


                                     PARTS


[4 Pages of Parts Deleted Pursuant to Confidential Treatment Request]

                                  EXHIBIT A-1
                                 CONFIGURATION






 [3 Pages of Configurations Deleted Pursuant to Confidential Treatment Request]

                                   Exhibit B





                    [3 Pages of Product Information Deleted
                   Pursuant to Confidential Treatment Request]

                                   EXHIBIT C

[7 Pages of Technical Information Deleted Pursuant to Confidential Treatment Request]

                                   EXHIBIT D
                                     PARTS

______________________________________________________________________________________
LEADER HC PLUS
SPARE PARTS             Part Description                                     Lead Time
______________________________________________________________________________________
         104796    1    Bar Code Scanner Assembly                            4-6 weeks
         104797    1    Scanner Interface Cable                              4-6 weeks
         104798    1    Serial Switch Assembly                               4-6 weeks
         104799    1    Injector Assembly, Leader                            4-6 weeks
         104800    1    Injector, Sub Assembly                               4-6 weeks
         104801    1    Variable Injector Pump Assembly                      4-6 weeks
         104802    1    Lead Nut Assembly                                    4-6 weeks
         104803    1    Bellow Assembly                                      4-6 weeks
         104804    1    Stepper Motor Assembly                               4-6 weeks
         104805    1    Stepper Motor Sub Assembly                           4-6 weeks
         104806    1    Injector Controller Assembly                         4-6 weeks
         104807    1    Injector Controller PCB Assembly                     4-6 weeks
         104861    1    EPROM Set, Leader HC+                                4-6 weeks
         104955    1    Injector Harness                                     4-6 weeks
         104994    1    Power Harness                                        4-6 weeks
         104986    1    LHC+ Front Panel, Painted                            4-6 weeks
         104987    1    LHC+ Front Panel (painted)/all components            6-8 weeks
______________________________________________________________________________________

______________________________________________________________________________________
LEADER HC
SPARE PARTS             Part Description                                     Lead Time
______________________________________________________________________________________
         103436    1    Bellows Assay                                        5-6 weeks
         104517    1    37" Power Transformer Harness                        5-6 weeks
         104654    1    LHC Dual Injector Assembly                           5-6 weeks
         104655    1    LHC Injector Pump Assembly                           5-6 weeks
         104656    1    LHC Solenoid                                         5-6 weeks
         104666    1    LHC Front Panel, Painted                             5-6 weeks
         104774    1    LHC Front Panel (painted)/all components             6-8 weeks
______________________________________________________________________________________


______________________________________________________________________________________
LEADER HC PLUS
SPARE PARTS             Part Description                                     Lead Time
______________________________________________________________________________________
         104673    1    TCS Vacuum Bottle, 4 Liter                           4-6 weeks
         104703    1    TCS In-Line Filter for HighFlow Vacuum               5-6 weeks
                        Trap (Rev. B)
         104729    1    TCS Closure, Fisher                                  5-6 weeks
         104731    1    TCS 10' LTH tube, 1/2", Fisher                       5-6 weeks
         104732    1    TCS Quick Disconnect Body, Fisher                    5-6 weeks
         104733    1    TCS Quick Disconnect Insert, Fisher                  5-6 weeks
         104735    1    TCS Quick Disconnect Insert, Fisher                  5-6 weeks
         104737    1    TCS 1.6" LTH tube, 1/2", Fisher                      5-6 weeks
         104738    1    TCS 4.5" LTH tube, 1/2", Fisher                      5-6 weeks
______________________________________________________________________________________

                                                   Execution Copy of Development
CONFIDENTIAL                                Distribution and Licensing Agreement

                                     EXHIBIT D

                                     PARTS

LEADER HC &
LEADER HC PLUS
SPARE PARTS                           PART DESCRIPTION                                          LEAD TIME
               103425    1    LHC Line Cord                                                       5-6 weeks
               103428    1    Paper Spool                                                         5-6 weeks
               103431    1    Display Assay                                                       5-6 weeks
               103432    1    Pushbutton Assay                                                    5-6 weeks
               103441    1    Bottle Caps (Clear)                                                 5-6 weeks
               103871    1    Sensor Assay, Tube Present                                          6-8 weeks
               103880    1    LHC Shutter Motor                                                   5-6 weeks
               103900    1    LHC Printer Head                                                    5-6 weeks
               103907    1    LHC Shutter LED                                                     5-6 weeks
               103927    1    LHC Power Transformer Assay                                         5-6 weeks
               103948    1    Main Board                                                          6-8 weeks
               103953    1    Fuse, 0.500 A, MDL 250V.                                            5-6 weeks
               103954    1    LHC Cassette                                                        5-6 weeks
               103955    1    LHC Sensor Assay. I.L. & Cassette Limit                             5-6 weeks
               103956    1    Sensor, Lid Closed                                                  6-8 weeks
               104035    1    Solenoid Valve, 200-300uL                                           5-6 weeks
               104195    1    Inlet Tubing Set 14"                                                5-6 weeks
               104223    1    Keyboard PCB Assay MEMBRANE                                         4-6 weeks
               104312    1    Cassette Limit Sensor Assay                                         4-6 weeks
               104446    1    Front Shroud (For Tub)                                              4-6 weeks
               104449    1    Inner Lid                                                           4-6 weeks
               104451    1    LHC Cassette Housing (Teflon)                                       6-8 weeks
               104452    1    LHC Lid Gasket, Lower Lid Seal                                      6-8 weeks
               104453    1    LHC Gasket, PMT Block Assay.                                        6-8 weeks
               104454    1    Shutter Cover                                                       6-8 weeks
               104455    1    LHC Bracket, Lid Release                                            6-8 weeks
               104457    1    LHC Guide Plate, Cassette                                           6-8 weeks
               104458    1    LHC Lid Latch Plate (left)                                          6-8 weeks
               104459    1    LHC Lid Latch Plate (right)                                         6-8 weeks
               104460    1    LHC Cassette Guide Plate, rear                                      6-8 weeks
               104462    1    LHC Lid Lock Wedge                                                  6-8 weeks
               104463    1    LHC Lid Latch Handle                                                6-8 weeks
               104464    1    LHC Lid Latch Body                                                  6-8 weeks

                                   EXHIBIT D

                                     PARTS

LEADER HC &
LEADER HC PLUS
SPARE PARTS                        PART DESCRIPTION                    LEAD TIME
            104465   1   LHC Lid Handle Spacer                           6-8 weeks
            104466   1   LHC Cassette Drive Assay                        6-8 weeks
            104467   1   LHC Motor Assay. Cassette Drive                 6-8 weeks
            104468   1   LHC Lid Spring Assay.                           6-8 weeks
            104472   1   LHC Lid Release Solenoid                        6-8 weeks
            104473   1   LHC Spacer, Lower Lid Latch                     6-8 weeks
            104474   1   LHC Washer, Lid Lock/Release                    6-8 weeks
            104475   1   LHC Spring, Lid Release Solenoid                6-8 weeks
            104477   1   LHC Lid Hinge Spacer                            6-8 weeks
            104478   1   LHC Lid Handle Washer                           6-8 weeks
            104479   1   LHC Extractor Tool, Cassette                    6-8 weeks
            104482   1   LHC Decal, Inner Lid                            6-8 weeks
            104484   1   LHC Side Panel (Cut for Inlet Tubing)           6-8 weeks
            104500   1   LHC Shutter Rack Assay.                         6-8 weeks
            104509   1   LHC Tear Bar, Printer                           6-8 weeks
            104510   1   LHC Display Window                              6-8 weeks
            104511   1   LHC Rubber Feet                                 6-8 weeks
            104515   1   LHC Printer Cable Assay.                        6-8 weeks
            104519   1   LHC Platen for Seiko Printer                    6-8 weeks
            104520   1   Smart Watch Socket DS1216C                      6-8 weeks
            104521   1   32KX8 SRAM Chip MS62256                         6-8 weeks
            104648   1   LHC Rear Panel, Painted                         6-8 weeks
            104649   1   LHC RS 232 Cable, Internal                      6-8 weeks
            104650   1   LHC RS 232 Cable, External                      6-8 weeks
            104651   1   LHC Fuse, 0.250 A Type                          6-8 weeks
            104652   1   LHC Fuse Kit, 0.250 A Type                      6-8 weeks
            104653   1   LHC Power Entry Module                          6-8 weeks
            104657   1   LHC 32" Outlet Tubing SS Tip Blue/Red           6-8 weeks
            104659   1   LHC Injector Nozzle Block                       6-8 weeks
            104660   1   LHC Main Board                                  6-8 weeks
            104661   1   LHC Base, Painted                               6-8 weeks
            104662   1   LHC Lid Assembly                                6-8 weeks
            104663   1   LHC PMT Module                                10-12 weeks
            104664   1   LHC Block Assembly                              6-8 weeks
            104667   1   LHC Printer Assembly                            6-8 weeks
            104697   1   Lid Kit, Leader HC                              6-8 weeks
            104773   1   LHC Shutter Block Cover                         4-6 weeks
            104860   1   Null Modern Cable                               4-6 weeks
            104871   1   Lid Latch Assay                                 4-6 weeks
            104872   1   Lid Latch Screw Assay                           4-6 weeks
            104915   1   Rear Cassette Guide Plate                       4-6 weeks
            104916   1   Tab LED PCB Assay                               4-6 weeks
            104917   1   Tab Sensor PCB Assay                            4-6 weeks
          103441-B   1   LHC Bottle Caps (amber)                         4-6 weeks


                                                  Execution Copy of Development,
CONFIDENTIAL                                Distribution and Licensing Agreement

                                   EXHIBIT D

                                     PARTS

TARGET CAPTURE
SYSTEM SPARE
PARTS                                   PART DESCRIPTION                     LEAD TIME
     104600         1         TCS Magnet Strip                                    6-8 weeks
     104601         1         TCS Guide Block                                     6-8 weeks
     104602         1         TCS Aspiration Manifold                             6-8 weeks
     104603         1         TCS Guide Rail Label                                6-8 weeks
     104604         1         TCS Guide Rod Springs                               6-8 weeks
     104606         1         TCS Aspirator Tubing Connector (1/8)                6-8 weeks
     104609         1         TCS Ten Tip Cassette Rack                           6-8 weeks
     104612         1         TCS Dispense Manifold                               6-8 weeks
     104614         1         TCS Dispenser Vinyl Tubing                          6-8 weeks
     104616         1         TCS Dispenser Tubing Adaptor                        6-8 weeks
     104617         1         TCS Dispenser Tubing Guide                          6-8 weeks
     104618         1         TCS Dispenser Reagent Bottle                        6-8 weeks
     104619         1         TCS Dispenser Pump                                10-12 weeks
     104622         1         TCS Dispenser Priming Trough                      10-12 weeks
     104685         1         TCS Aspirator Tubing Connector (1/8 to 3/8)         4-6 weeks
     104775         2         TCS, e-Clip Aspiration Manifold                    8-10 weeks
     104776         2         TCS, Internal Spring Aspiration Manifold           8-10 weeks
     104778         2         TCS, Nozzle Cleaning Tool                          8-10 weeks

                                                  Execution Copy of Development,
CONFIDENTIAL                                Distribution and Licensing Agreement

                                   EXHIBIT E


     Summary of warehousing/shipping costs incurred by Gen-Probe to be reimbursed by Bayer

Warehousing storage costs:
Gen-Probe will utilize room temperature warehouse space and refrigerated/frozen (2-8C or -20C) warehouse space to store Bayer inventory. The space will initially be existing warehouse space at Genetic Center Drive. As the business grows, Gen-Probe may acquire additional space which will be similar to GCD warehouse space. Any new refrigerated/frozen warehouse space will be validated by Gen-Probe personnel prior to the storage of products for Bayer.

Storage costs will be as follows:
     Ambient storage                    [***]
     Refrigerated/Frozen storage        [***]

Storage costs will be billed monthly based upon end of month storage assessment by GP personnel

WAREHOUSING PERSONNEL COSTS:
Based upon 2001 forecasts, 1 warehouse person will be required to support the Bayer warehousing effort. Current Cost = [***]

In future years, the cost per person will increase by 5% per year. The number of personnel required will be estimated based upon the forecast for each future year. The resource requirements will be reviewed and evaluated on a quarterly basis.

SHIPPING SUPPLY COSTS:
Shipping containers and shipping supplies are charged as follows:
(Shipping supplies include dry ice, cold packs, tape, labels, bubble wrap, etc.)


Description                 Box number       box cost + supplies = total per box
Box 1 ASR                   BX0093           $25.62 + $13.00 = $38.62
Box 1 IUO/IVD               BX0088           $32.73 + $13.00 = $45.73
Box 2 ASR                   BX0107           $30.11 + $ 2.00 = $32.11
Box 2 IUO/IVD               BX0082           $37.94 + $ 2.00 = $39.94
Box 3 ASR/IUO/IVD           BX0104           $44.31 + $ 1.00 = $45.31
Box 4 Auto Detects Box      BX0094           $ 4.30 + $ 1.00 = $ 5.30
Box 5 Controls Box          BX0088           $32.73 + $13.00 = $45.73

Note: The above costs will be billed monthly to Bayer based upon actual usage of boxes and storage space.

                                                  Execution Copy of Development,
CONFIDENTIAL                                Distribution and Licensing Agreement


*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]                                                                  Exhibit F


*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.